EXHIBIT 10.1
THIRTEENTH AMENDING AGREEMENT
(First Insurance Funding of Canada Inc.)
This Thirteenth Amending Agreement made as of December 15, 2025.
B E T W E E N:
FIRST INSURANCE FUNDING OF CANADA INC.
(hereinafter referred to as the “Seller” or the “Servicer”)
- and -
CIBC MELLON TRUST COMPANY, in its capacity as trustee of PLAZA TRUST,
(hereinafter referred to as the “Purchaser”)
RECITALS:
WHEREAS the parties hereto are parties to a receivables purchase agreement dated as of December 16, 2014 (as amended by amending agreements dated December 15, 2015, September 9, 2016, December 15, 2017, June 29, 2018, February 15, 2019, May 27, 2019, January 15, 2020, May 20, 2020, January 15, 2021, May 2, 2022, May 31, 2023 and August 29, 2024, the “RPA”);
AND WHEREAS the parties hereto have agreed to     further amend the RPA;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Amendments
(a)The definition of “Commitment Maturity Date” in Section 1.1 of the RPA is amended by deleting the reference to “December 15, 2025” in such definition and replacing it with “December 15, 2026”.
(b)The definition of “Facility Limit” in Section 1.1 of the RPA is hereby deleted in its entirety and replaced with the following:
2.“Facility Limit” means an amount equal to $580,000,000, as such amount may be reduced by the Seller pursuant to Section 2.15; provided, however, that at all times after the Termination Date the Facility Limit shall be the Aggregate Net Investment at such time.”
3.General
(a)This Thirteenth Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)This Thirteenth Amending Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.
(c)This Thirteenth Amending Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including by electronic means, each of which, when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
4.[signature page follows]

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IN WITNESS WHEREOF the parties have caused this Thirteenth Amending Agreement to be executed by their respective duly authorized officers as of the date first above written.

FIRST INSURANCE FUNDING OF CANADA INC.
By:	/s/John Martin
Name: John Martin
Title: SVP Finance, First Insurance Funding of Canada

By:	/s/Benjamin L. Rubin
Name: Benjamin L. Rubin
Title: EVP, Market Head

CIBC MELLON TRUST COMPANY, in its capacity as trustee of PLAZA TRUST, by its Financial Services Agent, ROYAL BANK OF CANADA
By:	/s/Ian Benaiah
Name: Ian Benaiah
Title: Authorized Signatory

By:	/s/Hiren Lalloo
Name: Hiren Lalloo
Title: Authorized Signatory

Signature Page to Thirteenth Amending Agreement